Exhibit 3.1

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                     OF THE

                 SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                                       OF

                         THE ESTEE LAUDER COMPANIES INC.

         _______________________________________________________________

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
         _______________________________________________________________


         I, Fred H. Langhammer, President and Chief Executive Officer of The Estee Lauder Companies Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), in accordance with Section 151 of the GCL, do hereby certify as follows:

         FIRST: The Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation"), authorizes the issuance of up to 20,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"), in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation.

         SECOND: The Board of Directors of the Corporation, at a special meeting held on December 19, 2003, duly adopted the following resolution authorizing the creation of a new series of such Preferred Stock, to be known as the "Series A Cumulative Redeemable Preferred Stock," stating that 359,998 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

         BE IT RESOLVED, that the terms of the Series A Cumulative Redeemable Preferred Stock shall be as follows:

        1. Designation. There is hereby created out of the authorized and
           -----------
unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated and known as the Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") and shall consist of 359,998 shares.

        2. Rank. Except as expressly otherwise provided for herein, the Series A
           ----
Preferred Stock shall, with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Corporation, (a) rank senior to the Class A Common Stock, the Class B Common Stock and to all other classes and series of equity securities of the Corporation hereafter issued which are not by their terms expressly senior to or on parity with the Series A Preferred Stock with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Corporation, (b) rank on parity with all other classes and series of equity securities of the Corporation hereafter issued which by their terms are expressly on parity with the Series A Preferred Stock with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Corporation, and
(c) rank junior to all other classes and series of equity securities of the Corporation hereafter issued which are by their terms expressly senior to the Series A Preferred Stock with respect to dividend rights, and rights on liquidation, dissolution and winding up of the affairs of the Corporation.

        3. Dividend.
           --------
           (a) From the date of issuance through and including June 30, 2005, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends on the shares of Series A Preferred Stock at the rate of $47.50 per annum per share, and no more, payable in equal quarterly installments on March 31, June 30, September 30, and December 31, in each year, commencing March 31, 2004; provided that, if Estee Lauder dies prior to June 30, 2005 and all or some of the shares of Series A Preferred Stock held by the 1994 Trust or transferees of its shares shall have been either (A) redeemed by the Corporation pursuant to Section 4 hereof, or (B) purchased by the Corporation pursuant to Section 8 hereof, then upon each such redemption or purchase, a pro rata amount of shares of Series A Preferred Stock carrying a $47.50 per annum coupon held by the LAL Trust or transferees of its shares (based upon the percentage of such shares redeemed or purchased of the shares then held by the 1994 Trust or transferees of its shares) shall instead be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor: (i) with respect to the quarter in which the death of Estee Lauder occurs, cumulative cash dividends on the shares of Series A Preferred Stock in an amount per share equal to the sum of (x) (1) $47.50 times (2) the number of days from the beginning of such quarter until and including the day of the death of Estee Lauder divided by (3) 360, plus (y) (1) $1,000 times (2) the Floating Dividend Rate per annum times
(3) the number of days after the death of Estee Lauder until and including the last day of such quarter divided by (4) 360, and no more, payable at the end of such quarter (i.e., March 31, June 30, September 30 or December 31 of such year, as applicable), and (ii) with respect to each quarter thereafter through and including the quarter ending June 30, 2005, cumulative cash dividends on the shares of Series A Preferred Stock in the amount equal to the quotient of (x) the product of $1,000 times the Floating Dividend Rate per annum per share divided by (y) four, and no more, payable on March 31, June 30, September 30, and December 31 in each year. From and after July 1, 2005, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends on the shares of Series A Preferred Stock in the amount equal to the quotient of (x) the product of $1,000 times the Floating Dividend Rate per annum per share divided by (y) four, and no more, payable on March 31, June 30, September 30, and December 31 in each year. Such dividends shall accrue and be cumulative from January 1, 2004, whether or not declared and whether or not there shall be funds legally available for the payment thereof. Each such dividend shall be paid to the holders of record of the shares of Series A Preferred Stock as they appear on the share register of the Corporation on such record date, not more than 30 calendar days nor less than 10 calendar days preceding the dividend payment date thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Dividends in arrears may be declared and paid at any time without reference to any regular dividend payment date.

           (b) If dividends are not paid in full, or declared in full and sums set apart for the full payment thereof, upon the shares of Series A Preferred Stock and shares of any other preferred stock ranking on a parity as to dividends and upon liquidation with the Series A Preferred Stock, all dividends declared and paid upon shares of Series A Preferred Stock and of any other preferred stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared and paid pro rata so that in all cases the amount of dividends declared and paid per share on the Series A Preferred Stock and on such other shares of preferred stock shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued or dividends in arrears, if any, on the shares of the Series A Preferred Stock and such other shares of preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of the Series A Preferred Stock have been paid or declared in full and sums set aside exclusively for the payment thereof (i) no dividends (other than dividends in shares of Class A Common Stock, Class B Common Stock or in shares of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation) shall be paid or declared or set aside for payment or other distribution made upon Class A Common Stock, Class B Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation;
(ii) nor shall any shares of Class A Common Stock, Class B Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with Series A Preferred Stock as to dividends or upon liquidation, or any warrants, rights, calls or options exercisable for or convertible into Class A Common Stock, Class B Common Stock or any such capital stock, be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund or any similar fund for the redemption of any such shares) by the Corporation or any, direct or indirect, subsidiary of the Corporation (except in the case of clause (ii) by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, or any warrants, rights, calls or options exercisable for or convertible into Class A Common Stock, Class B Common Stock or any such capital stock). Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of capital stock, in excess of full accrued and cumulative dividends as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the shares of Series A Preferred Stock that may be in arrears.

               The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount that shall be equal to dividends thereon at the annual or semi-annual dividend rates per share from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such preferred stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of preferred stock.

           (c) Dividends payable on shares of Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

           (d) The Board of Directors of the Corporation shall in good faith make all determinations and calculations with respect to the Floating Dividend Rate and any adjustments to the Adjusted Tax Rate, including any determinations with respect to a successor or substitute publication to the Federal Reserve Statistical Release. Such good faith determinations shall be final and binding absent manifest error.

        4.  Redemption.
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           (a) On June 30, 2015, to the extent (i) the Corporation shall have funds legally available therefor and (ii) the Corporation shall not have been rendered insolvent pursuant to the U.S. Bankruptcy Code or any successor statute, the Corporation shall redeem all remaining outstanding shares of Series A Preferred Stock, at a redemption price of One Thousand Dollars ($1,000) per share, together with accrued and unpaid dividends thereon to the redemption date, in cash without interest. If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligations pursuant to this Section 4(a), such mandatory redemption obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If after June 30, 2015 and so long as any mandatory redemption obligations with respect to the shares of Series A Preferred Stock shall not be fully discharged, (i) no dividends (other than dividends in shares of Class A Common Stock, Class B Common Stock or in shares of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be paid or declared or set aside for payment or other distribution made upon the Class A Common Stock, Class B Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, and (ii) no shares of Class A Common Stock, Class B Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, or any warrants, rights, calls or options exercisable for or convertible into Class A Common Stock, Class B Common Stock or any such capital stock, shall be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking or other similar fund for the redemption of any such shares) by the Corporation or any direct or indirect subsidiary of the Corporation (except by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation).

           (b) The shares of Series A Preferred Stock shall be redeemable at the option of the Corporation, in whole or from time to time in part, at a redemption price of One Thousand Dollars ($1,000) per share, together with all dividends accrued and unpaid on the shares of Series A Preferred Stock up to the date fixed for redemption, upon giving notice as provided in Section 4(d) below; provided, however, that (i) the Corporation shall not be entitled to redeem shares of Series A Preferred Stock held by the 1994 Trust pursuant to this
Section 4(b) prior to the death of Estee Lauder (provided further that the limitation in this clause (b) shall not affect the redemption provided for in
Section 4(a)); and (ii) the Corporation shall not be entitled to redeem shares of Series A Preferred Stock held by the LAL Trust or any of its permitted transferees pursuant to this Section 4(b) prior to the thirteen-month anniversary of the date of death of Estee Lauder (provided further that the limitation in this clause (b) shall not affect the redemption provided for in
Section 4(a) and shall not affect the Corporation's ability to send a notice of redemption prior to such thirteen-month anniversary).

           (c) If less than all the outstanding shares of the Series A Preferred Stock permitted to be redeemed in accordance with Section 4(b) above are to be redeemed, the shares to be redeemed shall be determined pro rata.

           (d) At least 30 calendar days but not more than 60 calendar days prior to any date fixed for any redemption of shares of Series A Preferred Stock, a written notice shall be given to each holder of record of shares of Series A Preferred Stock to be redeemed by certified or registered mail in a postage prepaid envelope or by a nationally recognized overnight courier (appropriately marked for overnight delivery) addressed to such holder at its address as shown on the records of the Corporation (and shall be deemed given and received only upon the earlier of (i) the date when received by the holder or (ii) three days after the Corporation has properly sent such notice), notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), that the shares shall be deemed to be redeemed at 5:00 p.m., New York time, on such date and the redemption price (including a calculation of all accrued dividends up to and including the Redemption Date), and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice its certificate or certificates representing the number of shares specified in such notice of redemption. Each notice of redemption shall be irrevocable. On or after the Redemption Date, upon surrender by each holder of its certificate or certificates for shares of Series A Preferred Stock to be redeemed at the place designated in such notice, the redemption price of such shares (together with all accrued and unpaid dividends thereon up to and including the Redemption
Date) shall be paid in immediately available funds to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof. From and after the Redemption Date (unless notice of redemption is not deemed to be received by each holder of shares as aforesaid, or there shall be a default by the Corporation in payment of the redemption price or the accrued and unpaid dividends up to and including the Redemption
Date), all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as holders of the shares of Series A Preferred Stock designated for redemption, except the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate, and such shares shall not be deemed to be outstanding for any purpose whatsoever.
At its election, if notice of redemption is deemed to be received by each holder of shares as aforesaid, the Corporation prior to the Redemption Date may deposit the redemption price (including all accrued and unpaid dividends up to the Redemption Date) of the shares of Series A Preferred Stock so called for redemption in trust for the account of holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $100,000,000) in the Borough of Manhattan, City and State of New York, in which case the aforesaid notice to holders of shares of Series A Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Redemption Date). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any moneys so deposited that shall remain unclaimed by the holders of such shares of Series A Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation, and thereafter the holder of any such shares shall look to the Corporation for the payment of the redemption price (and any accrued and unpaid dividends).

           (e) Shares of Series A Preferred Stock redeemed, repurchased or retired by the Corporation pursuant to the provisions of this Section 4 or otherwise, shall thereupon be retired and cancelled and may not be reissued as shares of Series A Preferred Stock. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series, and may be reissued as part of any other series of Preferred Stock created by resolution of the Board of Directors, subject to the conditions and restrictions upon issuance set forth herein.

        5.  Voting Rights.
            -------------
           (a) Except as otherwise provided in Section 5(b), in Section 7 or as required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

           (b) If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. The holders of record of the Series A Preferred Stock, voting separately as a class, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, with the holders of Series A Preferred Stock being entitled to cast one vote per share of Series A Preferred Stock held. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any directors who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such directors at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of the office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.

        6. Liquidation Preference.
           ----------------------
           (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of Series A Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders, the amount of One Thousand Dollars ($1,000) for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to and including the date fixed for distribution, before any distribution shall be made to the holders of shares of the Class A Common Stock, Class B Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of Series A Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

           (b) For purposes of this Section 6, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation.

           (c) After the payment of the full preferential amounts provided for herein to the holders of shares of Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof in the manner provided in Section 4(e), such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

        7. Super Majority Voting Rights. In addition to any other rights
           ----------------------------
provided by applicable law, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting as a separate class (i) modify, amend or rescind the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely; provided, that, nothing herein contained shall require such a vote or consent in connection with any increase or decrease in the total number of authorized shares of Class A Common Stock, Class B Common Stock, common stock or Preferred Stock or the issuance of shares thereof (except as provided in clause (ii)) or (ii) authorize or increase the authorization of the Series A Preferred Stock or any class or series of stock of the Corporation ranking prior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation; provided, however, the Corporation may without such vote or consent authorize or increase the authorization of shares of stock of the Corporation on a parity as to dividends or liquidation with the Series A Preferred Stock if the aggregate liquidation preference of all such newly authorized shares (including any such shares authorized pursuant to this proviso and excluding any such shares as to which a vote or consent was obtained) does not exceed $100,000,000. The provisions of this Section 7 shall not in any way limit the right and power of the Corporation to issue its currently authorized but unissued shares or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

        8. Put Right.
           ---------
           (a) From the date of issuance through and including June 30, 2005, subject to the terms and conditions of Sections 4(a), 8(a) and 8(c), each holder of shares of Series A Preferred Stock shall have the right and option, which may be exercised only once by such holder, from and after the date Estee Lauder dies, to require the Corporation to purchase from such holder, all or a portion of the Series A Preferred Stock then owned by such holder (the "Initial Put Right"), at a price per share equal to One Thousand Dollars ($1,000) plus cumulative and unpaid dividends thereon. The closing of the purchase of the shares of Series A Preferred Stock from a holder thereof pursuant to this
Section 8(a) and Section 8(c) shall occur on a date not later than one hundred twenty (120) days after the date on which the Initial Put Right is deemed to be exercised by such holder, and at a time and place provided for by the Corporation.

           (b) From and after July 1, 2005, subject to the terms and conditions of Sections 4(a), 8(b) and 8(c), each holder of shares of Series A Preferred Stock shall have the right and option, which may be exercised only once by such holder, during the period beginning 60 days after, and ending 150 days after, Estee Lauder's death, to require the Corporation to purchase from such holder, all or a portion of the Series A Preferred Stock then owned by such holder (the "Subsequent Put Right"), at a price per share equal to One Thousand Dollars ($1,000) plus cumulative and unpaid dividends thereon. The closing of the purchase of the shares of Series A Preferred Stock from a holder thereof pursuant to this Section 8(b) and Section 8(c) shall occur on a date not later than one hundred eighty (180) days after the date on which the Subsequent Put Right is deemed to be exercised by such holder, and at a time and place provided for by the Corporation.

           (c) Any holder of a share or shares of Series A Preferred Stock electing to exercise either the Initial Put Right or the Subsequent Put Right shall deliver the certificate or certificates to be purchased by the Corporation to the principal office of any transfer agent for the Class A Common Stock (or, if none, to the attention of the Secretary of the Corporation at the principal office of the Corporation), with a written notice of exercise of such put right duly executed and (if so required by the Corporation or any transfer agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any transfer agent, duly executed by the registered holder or his, her or its duly authorized attorney. The Initial Put Right or the Subsequent Put Right, as applicable, with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor shall have been so delivered, and at such time, subject to Section 8(a) or Section 8(b) above, as applicable, the Corporation's obligation to purchase the shares of Series A Preferred Stock from the holder who delivered the notice of exercise of the Initial Put Right or the Subsequent Put Right, as applicable, shall be irrevocable.

From and after the exercise of the Initial Put Right or Subsequent
Put Right, all rights as holders of such shares of Series A Preferred Stock, except the right to receive the put price plus all cumulative and unpaid dividends for such shares upon the exercise of such put right, shall cease and terminate.

        9. Definitions.  As used in this Certificate of Designations, the
           -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

           "1994 Trust" means Ronald Weintraub, as trustee (including any
            ----------
        successor trustee or trustees), u/a/d as of June 2,1994, as amended, between Estee Lauder, as settlor, and Leonard A. Lauder, Ronald S. Lauder and Ira T. Wender, as trustees, and known as "The Estee Lauder 1994 Trust Agreement."

           "Adjusted Tax Rate" shall mean 39.4%, as equitably adjusted by the
            -----------------
        Corporation, from time to time, for any increases or decreases in the applicable state or federal income tax rates subsequent to December 15, 2003.

           "Business Day" means any day except a Saturday,  a Sunday, or any day
            ------------
        on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

           "Class A Common Stock" means Class A common stock, par value $0.01
            --------------------
        per share, of the Corporation.

           "Class B Common Stock" means Class B common stock, par value $0.01
            --------------------
        per share, of the Corporation.

           "Floating Dividend Rate" means, for any given year, (a) for
            ----------------------
        dividends accrued or payable from July 1 to December 31 in such year,
        (x) the Treasury Constant Maturity for six month United States government securities as reported by the Federal Reserve Statistical Release H.15 (519) (or any successor publication or, if there is no successor publication, such comparable publication chosen by the Board of Directors in good faith)for the first Business Day of July of such year, multiplied by (y) one (1) minus the Adjusted Tax Rate and (b) for dividends accrued or payable from January 1 to June 30 in such year, (x) the Treasury Constant Maturity for six month United States government securities as reported by the Federal Reserve Statistical Release H.15
        (519) (or any successor publication or, if there is no successor publication, such comparable publication chosen by the Board of Directors in good faith) for the first Business Day of January of such year, multiplied by (y) one (1) minus the Adjusted Tax Rate. If the Federal Reserve Statistical Release is no longer published, then references thereto shall be deemed to be replaced with a successor publication or, if there is no successor publication, such comparable publication chosen by the Board of Directors in good faith, and the dates of the reporting of such Treasury Constant Maturities shall be accordingly adjusted.

           "LAL Trust" means Leonard A. Lauder and Joel S. Ehrenkranz, as
            ---------
        trustees (including any successor trustee or trustees, the "LAL Trustees"), u/a/d as of November 16, 1995, between Estee Lauder, as settlor, and the LAL Trustees, and known as "The LAL 1995 Preferred Stock Trust Agreement."

                                    * * * * *

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by the undersigned as of December 31, 2003.



                               THE ESTEE LAUDER COMPANIES INC.



                                By:/s/ Fred H. Langhammer
                                   ---------------------------------------------
                                   Name:   Fred H. Langhammer
                                   Title:  President and Chief Executive Officer